Exhibit 4.6

SHARE ISSUANCE AGREEMENT

This SHARE ISSUANCE AGREEMENT (the “Agreement”), is entered into as this 27th day of July, 2015, by and between INNOVUS PHARMACEUTICALS, INC., a Nevada corporation, with headquarters located at 9171 Towne Centre Drive, Suite 440, San Diego, CA 92122 (the “Company”), and [       ], a [       ] limited partnership, with its address [        ] (the “Buyer”).

WHEREAS:

A. WHEREAS; the Company and the Buyer have or are concurrently executing and delivering Securities Purchase Agreements (collectively, the “Purchase Agreement”); Common Stock Purchase Warrants (collectively, the “Warrant Agreement”), and a Convertible Promissory Notes (collectively, the “Note”) (all capital terms not otherwise defined herein shall have the meanings ascribed to them in the foregoing agreements);

B. WHEREAS; Buyer has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Buyer, upon the terms and conditions set forth in the Purchase Agreement, the Note, in the aggregate principal amount of [                  ], convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note;

C. WHEREAS; Buyer has agreed to purchase, upon the terms and conditions stated in the Warrant Agreement, the Warrant, to purchase [                  ] Warrant Shares, with an exercise price of $0.30 per share;

E. WHEREAS; Company wishes to issue [                  ] restricted shares of Common Stock to the Buyer as additional consideration for the purchase of the Note by the Buyer (the “Issuance Shares”); and

F. WHEREAS; in order to provide for registration of the public resale under the 1933 Act of the Conversion Shares, the Warrant Shares and the Issuance Shares, the Company and the Buyer have or are concurrently with the execution of this Agreement executing a Registration Rights Agreement (the “Registration Rights Agreement”).

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Investment. Buyer represents that the Issuance Shares (as defined herein) are being acquired for investment and not with a view toward the distribution thereof.

2. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Registration Rights Agreement, and subject to the Buyer’s full performance under the terms of the Purchase Agreement, Note and Warrant Agreement, the Company hereby grants to Buyer [                  ] shares of Common Stock of the Company (collectively, the “Restricted  Shares”).

3. Grant Date. The grant date of the Restricted Stock hereby granted is the effective date of this Agreement.

4. Incorporation of Registration Rights Agreement. All terms, conditions and restrictions of the Registration Rights Agreement are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Registration Rights Agreement and this Agreement, the terms and conditions of this Agreement, as interpreted by the Company, shall govern. All capitalized terms used herein shall have the meanings given to such terms in the Registration Rights Agreement.

5. Vesting Date. The Restricted Stock shall become vested, if at all, on the later of the Closing Date or the date the full Purchase Price is received by the Company.

6. Representations and Warranties of Buyer. Buyer’s Representations and Warranties, as set forth in the Purchase Agreement, are hereby incorporated as if fully set forth herein, in reference to the Issuance Shares.

7. Representations and Warranties of Company. The Representations and Warranties of Company, as set forth in the Purchase Agreement, are hereby incorporated as if fully set forth herein, in reference to the Issuance Shares.

8. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Note, the Warrant, the Registration Rights Agreement or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts of New York or in the federal courts located in the State and County of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, the Note, the Warrant, the Registration Rights Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note, the Warrant, the Registration Rights Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.  Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

c. Construction; Headings.  This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement, the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement and the instruments referenced therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

f. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

INNOVUS PHARMACEUTICALS, INC.
9171 Towne Centre Drive, Suite 440
San Diego, CA 92122
Attention: Chief Executive Officer
e-mail: bdamaj@innovuspharma.com

With a copy by e-mail only to (which copy shall not constitute notice):

WEINTRAUB LAW GROUP PC
10085 Carroll Canyon Road, Suite 230
San Diego, CA 92131
Attn: Richard A. Weintraub, Esq.
e-mail: rick@weintraublawgroup.com

If to the Buyer:
 [                               ]

With a copy by e-mail only to (which copy shall not constitute notice):

[                               ]

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f) of the Purchase Agreement, the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Failure or Indulgence Not Waiver. No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder or under the Purchase Agreement, the Note, the Warrant or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies of the Buyer existing hereunder and thereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

INNOVUS PHARMACEUTICALS, INC.

By:
Name: Bassam Damaj
Title: Chief Executive Officer

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By:
Name:
Title:

Address: